                                                                    Exhibit 99.1



FindWhat.com                                            Press Release
--------------------------------------------------------------------------------
FindWhat.com Contact:                                   Mitsui Contact:
Karen Yagnesak                                          Andrew Van Etten
239-561-7229                                            212-878-0953
KarenY@FindWhat.com                                     avanette@nyc.mitsui.com
-----------------------



    FINDWHAT.COM EXPANDS INTO ASIA THROUGH RELATIONSHIP WITH MITSUI IN JAPAN
        - Extends FindWhat.com's Reach in Performance-Based Advertising -

FORT MYERS, FL - SEPTEMBER 25, 2003 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing services for the Internet, today announced it plans to provide its technology and expertise to the Japanese market through an agreement with Mitsui & Co., Ltd., one of the largest general trading companies in the world. This relationship marries the expertise of FindWhat.com in the performance-based advertising arena with the strong reputation of Mitsui in the Japanese marketplace, including Mitsui's access to thousands of potential advertisers and distribution partners. Highlights include:

         o FindWhat.com expands into Asia through this agreement with Mitsui in Japan

         o        Mitsui will launch a new paid listing service in Japan

         o Agreement is a continuation of FindWhat.com's strategy to expand globally with partners who have local expertise; Mitsui has a client base of hundreds of blue chip advertisers and relationships with over 25,000 potential distribution partners

         o        Agreement expected to be earnings neutral in the short term

Under the terms of the revenue-sharing-based licensing agreement, FindWhat.com is to provide the technology and business operations expertise for Mitsui to launch a new keyword-targeted paid listings service in Japan. The service will employ the existing infrastructure and systems at FindWhat.com, which have been enhanced to accommodate the needs of international partners, including language differences. The technology will reside on FindWhat.com's globally redundant data centers. Mitsui plans to create and manage the keyword-targeted, paid listings network in Japan, accumulating both advertisers and distribution partners.

The scale and growth of e-commerce in Japan make it a logical market for FindWhat.com's expansion efforts. According to a 2002 study by International Data Corp., Japan will represent 11% of worldwide e-commerce revenues by 2006; second only to the United States (38%). Mitsui is an optimal local partner, not only because of its rich history and strong foundation in Japan, but also because of its proven expertise in the Japanese Internet space. Mitsui has been the original joint venture partner of AOL in Japan, has formed a partnership with the leading provider of strategic, return on investment-focused e-mail communication solutions and marketing automation technology, Bigfoot Interactive, and has a large interest in a network of popular Japanese websites through its partnership with LinkShare, a leader in affiliate marketing.

"This relationship is a logical first step in our plan to expand into Asia," stated Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com. "We place high value on partnering with a local expert and we are honored to be working with Mitsui given its numerous Japanese relationships and long history of successful partnerships."

"Mitsui has established market leadership in Japan by offering its e-commerce clients a wide array of world-class products and services that combine state-of-the-art technology platforms with robust professional services that can be customized around their specific e-marketing needs," said Katsuhiko Oizumi, general manager, Internet business development department, Mitsui & Co., Ltd. "The Japanese market is just now developing paid listing services and, with FindWhat.com's technological capabilities and operational expertise extended through our partnership, we are well poised to become one of the leading paid listings service providers in Japan."

In addition, FindWhat.com's strength in the United States should allow Mitsui to extend paid listing distribution overseas, allowing Japanese advertisers access to an additional base of prospects in the United States, while FindWhat.com distribution partners should have the opportunity to benefit from access to the Japanese market.

"We expect the impact on earnings to be neutral in 2003 and 2004," said Phillip Thune, COO/CFO of FindWhat.com. "Mitsui has committed to invest its people and resources during the start-up phase, with FindWhat.com licensing our technology and performance-based marketing expertise to Mitsui. Once Mitsui develops and establishes its paid listings network across Japan, our agreement provides that we will have the opportunity either to continue to provide our services on a revenue-sharing-based licensing agreement or to negotiate a formal joint venture with Mitsui."

ABOUT FINDWHAT.COM(R)
FindWhat.com operates online marketplaces that connect the consumers and businesses that are most likely to purchase specific goods and services with the advertisers that provide those goods and services. Online advertisers determine the per-click fee they will pay for their advertisements, which FindWhat.com and its private-label partners such as Terra Lycos's Lycos.com and HotBot distribute to millions of Internet users. The FindWhat.com Network includes hundreds of distribution partners, such as CNET's Search.com, Excite, Webcrawler, MetaCrawler, Dogpile, and Microsoft Internet Explorer Autosearch. Advertisers bid against each other for particular keywords or phrases through an open, automated, bid-for-position system, where the advertisement of the website with the highest bid appears first, with all other advertisers listed in descending bid order. This cost-effective, pay-for-performance model allows Web advertisers to pay only for those prospects which click-through to their sites, and increases their potential for exposure through the millions of advertisements distributed throughout the network per day. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

ABOUT MITSUI & CO.
Mitsui & Co., Ltd., Japan, is one of the world's most diversified and comprehensive trading companies. In fiscal year 2003, with total trade transactions of $112 billion, the company placed sixth in "The International 500" by Forbes magazine and 11th in "The Global 500" by Fortune magazine. Headquartered in Tokyo, Mitsui & Co. maintains a global network of 195 offices in 86 countries, and has 746 subsidiaries and associated companies worldwide.

FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission. Readers also should note that these statements may be impacted by several additional factors, including the failure of FindWhat.com's existing infrastructure to adequately support Mitsui's paid listing service, the failure of Mitsui to successfully create and manage a paid listings network in Japan, risk that the development and implementation of the Japanese version technology will be delayed or not completed when expected, risk that development, implementation and integration costs will be higher than anticipated, the inability of Mitsui to leverage off of its existing client base and potential distribution partners, the failure of the paid listing services market to develop in Japan as envisioned by FindWhat.com, intense competition in the paid listing services market in Japan, the potential that FindWhat.com and Mitsui will fail to agree on the management and growth of their relationship, and economic changes and changes in the Internet industry generally. Accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.

(R) Registered Trademark of FindWhat.com